                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 13, 1999

                                              SPATIAL TECHNOLOGY INC.
                                --------------------------------------------------
                                (Exact Name of Registrant as Specified in Charter)

            DELAWARE                                 0-288-42                                   84-1035353
    (State of Incorporation)                 (Commission File Number)              (IRS Employer Identification No)

                                            2425 55TH STREET, SUITE 100
                                              BOULDER, COLORADO 80301
                                                  (303) 544-2900
                                      (Address of Principal Executive Offices
                                    and telephone number, including area code)

                             SPATIAL TECHNOLOGY INC.
                                 AMENDMENT NO. 1

         The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed with the Commission, event date July 14, 1999 (the "Current Report"), as set forth herein relating to the acquisition of Sven Technologies, Inc. ("Sven") by Spatial Technology Inc. ("Spatial" or the "Company").

         The Current Report is hereby amended by deleting Item 7 thereof and replacing it in its entirety with the following:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements

         (1) Audited financial statements of Sven Technologies, Inc. as of December 31, 1997 and 1998 and for the years then ended and the independent auditors' report of Hood & Strong LLP.

         (2) Unaudited interim financial statements of Sven Technologies, Inc. as of June 29, 1999 and for the six months ended June 30, 1998 and June 29, 1999.

                             SVEN TECHNOLOGIES, INC.



================================================================================

                              FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 1997 AND 1998

INDEPENDENT AUDITORS' REPORT

MR. ISAAC K. KATO
SVEN TECHNOLOGIES, INC.
Palo Alto, California

We have audited the accompanying balance sheet of SVEN TECHNOLOGIES, INC. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sven Technologies, Inc. as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

HOOD & STRONG LLP

Menlo Park, California
August 20, 1999

                                                                                                SVEN TECHNOLOGIES, INC.

                                                                                                         BALANCE SHEETS

December 31,                                                                          1997                     1998
-------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:

     Cash                                                                      $              -        $          18,526
     Accounts receivable                                                                  4,408                   10,878
     Prepaid expenses                                                                     2,280                    3,640
     Inventory                                                                            1,500                    2,915
-------------------------------------------------------------------------------------------------------------------------

           Total current assets                                                           8,188                   35,959
-------------------------------------------------------------------------------------------------------------------------

FIXED ASSETS, net of accumulated depreciation                                            56,579                   24,728
DEPOSIT                                                                                   4,790                    4,790
OTHER ASSETS, net of accumulated amortization                                            16,481                   15,131
-------------------------------------------------------------------------------------------------------------------------

                                                                               $         86,038        $          80,608
========================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

     Cash overdraft                                                            $          1,349        $               -
     Accounts payable                                                                    34,833                   43,587
     Accrued wages                                                                       54,618                   56,992
     Accrued interest                                                                     8,459                   29,228
-------------------------------------------------------------------------------------------------------------------------

           Total current liabilities                                                     99,259                  129,807
-------------------------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES

     Notes payable to stockholders                                                      300,482                  409,990
-------------------------------------------------------------------------------------------------------------------------

           Total liabilities                                                            399,741                  539,797
-------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, 10,000,000 shares authorized;
       2,222,222 shares issued and outstanding                                           22,222                   22,222
     Preferred stock, 5,000,000 shares authorized;
       166,890 and 501,102 shares issued and outstanding
       in 1997 and 1998, respectively                                                   300,400                  617,900
     Retained earnings (deficit)                                                       (636,325)              (1,099,311)
-------------------------------------------------------------------------------------------------------------------------

                 Total stockholders' equity (deficit)                                  (313,703)                (459,189)
-------------------------------------------------------------------------------------------------------------------------

                                                                               $         86,038        $          80,608
========================================================================================================================


         The accompanying notes are an integral part of this statement.

                                                                                                SVEN TECHNOLOGIES, INC.
                                                                                                STATEMENT OF OPERATIONS

Years Ended December 31,                                                                1997                   1998
------------------------------------------------------------------------------------------------------------------------

REVENUE                                                                     $             28,623        $       147,009
------------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD
     Manuals and packaging                                                                15,246                 24,235
     Other costs                                                                           1,192                  2,019
------------------------------------------------------------------------------------------------------------------------
                                                                                          16,438                 26,254
------------------------------------------------------------------------------------------------------------------------

              Gross profit                                                                12,185                120,755
------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
     Office salary                                                                       145,395                135,524
     Marketing and promotion                                                              37,316                 71,523
     Officers' salary                                                                     83,764                 68,050
     Rent                                                                                 37,772                 62,940
     Advertising                                                                          23,234                 56,372
     Depreciation expenses                                                                27,822                 31,851
     Printing and reproduction                                                             4,899                 25,202
     Legal and professional fees                                                          51,445                 24,126
     Payroll taxes                                                                        20,457                 16,114
     Postage and delivery                                                                  2,097                 12,600
     Travel                                                                               10,482                 10,608
     Telephone                                                                            14,022                  8,879
     Outside service                                                                       1,534                  8,660
     Supplies                                                                              3,007                  6,368
     Equipment rental                                                                        678                  3,744
     Dues and subscriptions                                                                2,912                  3,113
     Employee benefits                                                                        56                  2,770
     Meals                                                                                   614                  2,536
     Educational seminar                                                                     861                  2,500
     Computer supplies                                                                     2,601                  2,264
     Bad debt                                                                                  -                  1,464
     Amortization                                                                          1,350                  1,350
     Office expenses                                                                         587                  1,218
     Insurance                                                                               562                    905
     Bank charges                                                                          1,009                    670
     Workers compensation insurance                                                        1,119                    515
------------------------------------------------------------------------------------------------------------------------
                                                                                         475,595                561,866
------------------------------------------------------------------------------------------------------------------------
              Loss from operations                                                      (463,410)              (441,111)
------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
     Interest income                                                                         969                      -
     Interest expense                                                                     (8,459)               (20,769)
     Other, net                                                                            1,494                   (306)
------------------------------------------------------------------------------------------------------------------------

                                                                                          (5,996)               (21,075)
------------------------------------------------------------------------------------------------------------------------

              Loss from operations before provision for income taxes                    (469,406)              (462,186)
PROVISION FOR INCOME TAXES                                                                   800                    800
------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                    $           (470,206)       $      (462,986)
========================================================================================================================


         The accompanying notes are an integral part of this statement.

                             SVEN TECHNOLOGIES, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

================================================================================

Years Ended December 31, 1997 and 1998
-----------------------------------------



                                                                                                  Retained
                                                Common Stock          Preferred Stock        Earnings (Deficit)         Total
                                        ------------------------------------------------------------------------------------------

Balance, December 31, 1996              $         22,222        $         175,200        $       (166,119)        $        31,303

     Issuance of stock                                                    125,200                                         125,200

     Net (loss)                                                                                  (470,206)               (470,206)
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997              $         22,222        $         300,400        $       (636,325)       $       (313,703)

     Issuance of stock                                                    317,500                                         317,500

     Net (loss)                                                                                  (462,986)               (462,986)
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998              $         22,222        $        617,900        $      (1,099,311)       $       (459,189)
==================================================================================================================================


         The accompanying notes are an integral part of this statement.


                                                                                             SVEN TECHNOLOGIES, INC.
                                                                                             STATEMENT OF CASH FLOWS

Year Ended December 31,                                                            1997                    1998
---------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
     Cash received from customers                                           $        24,215         $        140,539
     Cash paid to suppliers                                                         (17,938)                 (27,669)
     Cash paid for operating expenses                                              (412,034)                (519,203)
     Income taxes paid                                                                    -                     (800)
     Interest income received                                                           969                        -
---------------------------------------------------------------------------------------------------------------------

                        Net cash used for operating activities                     (404,788)                (407,133)
---------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
     Purchase of fixed assets                                                       (24,851)                       -
---------------------------------------------------------------------------------------------------------------------

                        Net cash used for investing activities                      (24,851)                       -
---------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
     Loans from stockholders                                                        219,562                  109,508
     Issuance of preferred stock                                                    125,200                  317,500
     Cash overdraft                                                                   1,349                   (1,349)
---------------------------------------------------------------------------------------------------------------------

                        Net cash provided from financing activities                 346,111                  425,659
---------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH                                                     (83,528)                  18,526

CASH - Beginning of year                                                             83,528                        0
---------------------------------------------------------------------------------------------------------------------

CASH - End of year                                                          $             -         $         18,526
=====================================================================================================================

RECONCILIATION OF NET LOSS TO NET CASH
  USED FOR OPERATING ACTIVITIES:

NET LOSS                                                                    $      (470,206)        $       (462,986)
---------------------------------------------------------------------------------------------------------------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
  FOR OPERATING ACTIVITIES:
              Depreciation and amortization                                          29,172                   33,201
              Increase in accounts receivable                                        (4,408)                  (6,470)
              Increase in prepaid expenses                                           (2,280)                  (1,360)
              Increase in inventory                                                  (1,500)                  (1,415)
              Decrease in deposits                                                      723                        -
              Increase in other assets                                               (5,948)                       -
              Increase in accounts payable                                           18,963                    8,754
              Increase in accrued wages                                              22,237                    2,374
              Increase in accrued interest                                            8,459                   20,769
---------------------------------------------------------------------------------------------------------------------
                        Total adjustments                                            65,418                   55,853
---------------------------------------------------------------------------------------------------------------------

                        Net cash used for operating activities              $      (404,788)        $       (407,133)
=====================================================================================================================


         The accompanying notes are an integral part of this statement.

                                                         SVEN TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================



NOTE 1 -            NATURE OF BUSINESS         Sven Technologies, Inc. (the
                                               Company) develops and markets 3D
                                               computer graphics software
                                               applications, SurfaceSuite Pro,
                                               an application that enables
                                               mapping and warping of multiple
                                               photorealistic textures onto
                                               complex 3D objects, and
                                               AvatarMaker 3D, a 3D avatar
                                               creation application. The Company
                                               is specifically targeting the
                                               high end of the market, licensing
                                               to the large game companies and
                                               the 3D chip manufacturers.



NOTE 2 -            Summary of Significant    a.    Estimates
                    Accounting Policies

                                              The preparation of financial
                                              statements in accordance with
                                              generally accepted accounting
                                              principals requires management to
                                              make estimates and assumptions
                                              that affect the reported amounts
                                              of assets and liabilities, and
                                              revenues and expenses, as well as,
                                              contingent assets and liabilities
                                              during the reporting period.
                                              Actual results could differ from
                                              those estimates.

                                              b.    Revenue Recognition

                                              The Company recognizes revenue
                                              from software sales upon shipment.

                                              c.    Inventory

                                              Inventory is stated at the lower
                                              of cost or market, with cost being
                                              determined on the first-in,
                                              first-out method.

                                              d.    Fixed Assets

                                              Fixed assets are stated at cost,
                                              net of accumulated depreciation.
                                              Depreciation is calculated using
                                              the straight-line method over the
                                              estimated useful lives ranging
                                              from five to seven years.

                                              e.    Other Assets

                                              Patents are amortized on the
                                              straight-line method over 15
                                              years. Organization costs are
                                              amortized on the straight-line
                                              method over 5 years.

                                                         SVEN TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)

================================================================================


NOTE 2 -            Summary of Significant    f.    Bad Debts
                    Accounting Policies       Receivables are written-off using
                    (Continued)               the direct write-off method.

                                              g.   Income Taxes

                                              The Company has loss carryforwards
                                              of approximately $870,000 through
                                              December 31, 1998 that may be
                                              offset against future taxable
                                              income.

                                              h.    Advertising

                                              The Company expenses advertising
                                              costs as they are incurred.

NOTE 3 -            FIXED ASSETS              Fixed assets consisted of the
                                              following at December 31:

                                                                                           1998           1997
                                                     --------------------------------------------------------------

                                                     Computer equipment
                                                       and software                     $  89,502      $  89,502
                                                     Furniture and equipment                6,050          6,050
                                                     --------------------------------------------------------------

                                                                                           95,552         95,552
                                                     Less accumulated depreciation         70,824         38,973
                                                     --------------------------------------------------------------

                                                                                        $  24,728      $  56,579
                                                     ==============================================================



NOTE 4 -            OTHER ASSETS              Other assets consisted of the
                                              following at December 31:

                                                                                           1998           1997
                                                     --------------------------------------------------------------
                                                     Patents, net of accumulated
                                                       amortization of $2,246 for
                                                       1998 and $1,123 for 1997         $  14,600      $  15,723

                                                     Organization costs, net of
                                                       accumulated amortization
                                                       of $605 for 1998 and $378
                                                       for 1997                               531            758
                                                     --------------------------------------------------------------

                                                                                        $  15,131      $  16,481
                                                     ==============================================================

                                                         SVEN TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)

================================================================================




NOTE 5 -            RELATED PARTY              The Company has notes payable to
                                               stockholders for money borrowed
                                               at various dates throughout 1997
                                               and 1998. Principal and interest
                                               at 10% per annum are payable on
                                               or before various dates in 2000
                                               and 2001. The aggregate principal
                                               balance of the notes as of
                                               December 31, 1998 was $409,990,
                                               of which $269,558 is payable in
                                               2000 and $140,432 is payable in
                                               2001. The aggregate principal
                                               balance of the notes of December
                                               31, 1997 was $300,482. Accrued
                                               interest payable on the notes as
                                               of December 31, 1998 and 1997,
                                               respectively was $29,228 and
                                               $8,459.

                                               The Company also accrued wages of
                                               $54,618 in 1997 for officers who
                                               are also stockholders of the
                                               Company. These wages are still
                                               outstanding and included in
                                               accrued wages at December 31,
                                               1998.

NOTE 6 -            STOCKHOLDERS'              Sven Technologies, Inc. has
                    EQUITY                     authorized the issuance of 5
                                               million shares of preferred
                                               stock. At December 31, 1998 and
                                               1997, the Company had 166,890
                                               outstanding shares of Series A
                                               Convertible Preferred Stock
                                               ("Series A"). At December 31,
                                               1998, the Company also has
                                               334,212 outstanding shares of
                                               Series B Convertible Preferred
                                               Stock ("Series B"). The stocks
                                               have stated at liquidation
                                               preference values of $300,400 and
                                               $317,500, respectively. Each
                                               share of Preferred Stock will be
                                               convertible into one share of
                                               Common Stock. Holders of the
                                               Preferred Stocks have the same
                                               voting rights as Common Stock
                                               holders on an as-converted basis.
                                               Dividends on the Series A are
                                               payable in cash at the rate of
                                               $0.108 per share and holders of
                                               Series B are entitled to
                                               noncumulative dividends equal of
                                               6% of the purchase price if
                                               declared by the Company's Board
                                               of Directors.

NOTE 7 -            LEASE COMMITMENT           The Company has a lease for
                                               office space expiring in October
                                               1999. Future minimum lease
                                               payments are approximately
                                               $45,000 for 1999.

                                                         SVEN TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                     (CONTINUED)

================================================================================


NOTE 8 -            SUBSEQUENT EVENTS          The Company borrowed $200,000
                                               from a stockholder in January
                                               1999. The note payable to the
                                               stockholder calls for principal
                                               and interest at 10% per annum to
                                               be paid on or before January 20,
                                               2002.

                                               On June 29, 1999, certain assets
                                               and liabilities of the Company
                                               were purchased in exchange for
                                               cash and stock of the purchasing
                                               corporation. The Company's intent
                                               is to eventually liquidate its
                                               remaining assets and liabilities
                                               and cease operations.

                             SVEN TECHNOLOGIES, INC.

                         CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

                                                                                                     PAGE
                                                                                                     ----
Financial Statements:

     Balance Sheet, as of June 29, 1999.............................................................. 14

     Statements of Operations, six months ended June 30, 1998 and June 29, 1999...................... 15

     Statements of Cash Flows, six months ended June 30, 1998 and June 29, 1999...................... 16

     Notes to Financial Statements................................................................... 17

                             SVEN TECHNOLOGIES, INC.

                            CONDENSED BALANCE SHEETS

                                   (UNAUDITED)


                                                                                       June 29,
                                                                                         1999
                                                                                     ------------
                                      ASSETS

Current Assets:
     Cash and cash equivalents .................................................     $     36,093
     Accounts receivable, net ..................................................           14,359
     Prepaid expenses and other ................................................           10,230
                                                                                     ------------
         Total current assets ..................................................           60,682
Equipment, net .................................................................           21,569
Other assets ...................................................................           20,643
                                                                                     ------------
                                                                                     $    102,894
                                                                                     ============

                       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable ..........................................................     $     13,703
     Accrued expenses ..........................................................           81,863
                                                                                     ------------
         Total current liabilities .............................................           95,566
                                                                                     ------------

Notes payable to stockholders ..................................................          627,759
                                                                                     ------------

Stockholders' Deficit:
     Common stock, 10,000,000 shares authorized; 2,222,222 shares
         issued and outstanding ................................................           22,222
     Preferred  stock, 5,000,000 shares authorized; 501,102 shares
         issued and outstanding ................................................          617,900
     Accumulated deficit .......................................................       (1,260,553)
                                                                                     ------------
         Total stockholders' deficit ...........................................         (620,431)
                                                                                     ------------

                                                                                     $    102,894
                                                                                     ============


            See accompanying notes to condensed financial statements.

                             SVEN TECHNOLOGIES, INC.

           CONDENSED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                   (UNAUDITED)

                                                        Six Months Ended
                                                 -------------------------------
                                                 June 30, 1998     June 29, 1999
                                                 -------------     -------------
Revenue .....................................     $    41,275      $   113,923
Cost of goods sold ..........................          12,449            7,798
                                                  -----------      -----------

Gross profit ................................          28,826          106,125
                                                  -----------      -----------

Operating expenses:
     Sales and marketing ....................          42,561           53,136
     Research and development ...............         120,759          158,341
     General and administrative .............          24,482           55,070
                                                  -----------      -----------
         Total operating expenses ...........         187,802          266,547
                                                  -----------      -----------

         Loss from operations ...............        (158,976)        (160,422)

Other income ................................           1,669               --
                                                  -----------      -----------

         Loss before income taxes ...........        (157,307)        (160,422)
                                                  -----------      -----------

Income tax expense ..........................              --              820
                                                  -----------      -----------

         Net Loss ...........................     $  (157,307)     $  (161,242)

Accumulated deficit:
         Beginning of period ................        (616,935)      (1,099,311)
                                                  -----------      -----------

         End of period ......................     $  (774,242)     $(1,260,553)
                                                  ===========      ===========



            See accompanying notes to condensed financial statements.

                             SVEN TECHNOLOGIES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                                            Six Months Ended
                                                                                   -------------------------------
                                                                                    June 30,             June 29,
                                                                                      1998                 1999
                                                                                   -----------         -----------
Cash flows from operating activities:
   Net loss................................................................        $  (157,307)        $  (161,242)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
     Depreciation and amortization.........................................             13,926              13,077
     Changes in operating assets and liabilities:
       Accounts receivable.................................................             (6,530)             (3,481)
       Prepaid expenses and other..........................................            (15,319)             (4,397)
       Accounts payable....................................................            (16,791)            (29,884)
       Accrued expenses....................................................              9,751              (4,357)
                                                                                   -----------         -----------
         Net cash used by operating activities.............................           (172,270)           (190,284)
                                                                                   -----------         -----------

Cash flows from investing activities:
   Additions to equipment..................................................             (3,486)             (9,918)
                                                                                   -----------         -----------

Cash flows from financing activities:
   Proceeds from notes payable to stockholders.............................             99,502             217,769
   Proceeds from issuance of preferred stock...............................            280,000                  --
                                                                                   -----------         -----------
         Net cash provided by financing activities.........................            379,502             217,769
                                                                                   -----------         -----------

         Net increase in cash and cash equivalents.........................            203,746              17,567

Cash and cash equivalents at beginning of period...........................                 --              18,526
                                                                                   -----------         -----------
Cash and cash equivalents at end of period.................................        $   203,746         $    36,093
                                                                                   ===========         ===========

Supplemental disclosures:
   Cash paid for income taxes..............................................        $        --         $       820
                                                                                   ===========         ===========




            See accompanying notes to condensed financial statements.

                             SVEN TECHNOLOGIES INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

A. FINANCIAL STATEMENT PRESENTATION

         The accompanying unaudited condensed financial statements of Sven Technologies, Inc ("Sven") have been prepared by Sven pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Sven believes the disclosures included in the condensed financial statements, when read in conjunction with Sven's financial statements as of December 31, 1997 and 1998 and for the years then ended and notes thereto included elsewhere in the Current Report on Form 8-K of Spatial Technology Inc. dated September 13, 1999 are adequate to make the information presented not misleading.

         The accompanying unaudited financial information as of June 29, 1999 and for the six month periods ended June 30, 1998 and June 29, 1999 has been prepared in accordance with generally accepted accounting principles for interim financial information. All significant adjustments, consisting of only normal and recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the results for the six months ended June 30, 1998 and June 29, 1999 have been included. Operating results for the six month period ended June 29, 1999 are not necessarily indicative of the results that may be expected for the full year.

B. NOTES PAYABLE TO STOCKHOLDERS

         During 1998 and 1999 Sven issued notes payable to certain stockholders which bear interest at 10% per annum and are due on various dates through 2001.

(b)      Pro forma financial information

         (1) Pro forma condensed combined statements of operations for Spatial and Sven for the year ended December 31, 1998, and the six months ended June 29, 1999 as if the acquisition had occurred on January 1, 1998.



                             SPATIAL TECHNOLOGY INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         Effective June 29, 1999 the Company acquired substantially all of the net assets of Sven for consideration of $1.0 million, including $500,000 cash and 96,931 shares of common stock. . In addition, the Company issued an additional 96,930 shares of common stock (the "Earnout Shares") and a warrant to purchase 250,000 shares of common stock at an exercise price of $12.50 per share (the "Warrant"). Pursuant to the purchase agreement, the Earnout Shares and Warrant are being held in escrow, and will be released to Sven only upon attainment of certain performance objectives. The acquisition was accounted for using the purchase method of accounting. The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had the Company and Sven been combined during the periods presented.

         The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company which were previously reported in the Company's Report on Form 10-KSB for the year ended December 31, 1998 and the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999, and the financial statements and the notes thereto of Sven as of December 31, 1997 and 1998 and for the years then ended, and as of June 29, 1999 and for the six months ended June 30, 1998 and June 29, 1999 (unaudited), included elsewhere in this Current Report on Form 8-K.

         The Unaudited Pro Forma Condensed Combined Statements of Operations of the Company for the six months ended June 30, 1999 and the year ended December 31, 1998, assume that the acquisition of Sven was completed on January 1, 1998. A pro forma condensed combined balance sheet has not been provided as the acquisition of Sven by the Company is reflected in the Company's condensed consolidated balance sheet as of June 30, 1999 included in the Company's Report on Form 10-QSB for the quarter ended June 30, 1999.

         The Company believes that the accompanying unaudited pro forma condensed combined financial information contains all adjustments necessary to fairly present the results of operations of the Company for the six months ended June 30, 1999 and the year ended December 31, 1998, as if the acquisition of Sven was completed on January 1, 1998.

                             SPATIAL TECHNOLOGY INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999


(Amounts in thousands, except per share amounts)

                                                                                 PRO FORMA     PRO FORMA
                                                        SPATIAL       SVEN      ADJUSTMENTS     SPATIAL
                                                        -------      -------    -----------    ---------
Revenue:
       License fees                                     $ 2,956      $   114      $    --       $ 3,070
       Royalties                                          2,359           --           --         2,359
       Services                                           2,339           --           --         2,339
                                                        -------      -------      -------       -------
             Total revenue                                7,654          114           --         7,768
                                                        -------      -------      -------       -------

Cost of sales
       License fees                                         283            8           36 (a)       327
       Royalties                                              9           --           --             9
       Services                                             243           --           --           243
                                                        -------      -------      -------       -------
             Total cost of sales                            535            8           36           579
                                                        -------      -------      -------       -------

Gross profit                                              7,119          106          (36)        7,189
                                                        -------      -------      -------       -------

Operating expenses
       Sales and marketing                                2,675           53           --         2,728
       Research and development                           3,430          158           --         3,588
       General and administrative                           966           55           --         1,021
       Acquired in-process research and development         500           --           --           500
                                                        -------      -------      -------       -------
             Total operating expenses                     7,571          266           --         7,837
                                                        -------      -------      -------       -------

             Loss from operations                          (452)        (160)         (36)         (648)
Other income                                                 82           --           --            82
                                                        -------      -------      -------       -------
             Loss before income taxes                      (370)        (160)         (36)         (566)
Income taxes                                                175            1           --           176
                                                        -------      -------      -------       -------
             Net loss                                   $  (545)     $  (161)     $   (36)      $  (742)
                                                        =======      =======      =======       =======

Loss per common share:
       Basic                                             ($0.06)                                 ($0.08)
       Diluted                                           ($0.06)                                 ($0.08)

Weighted average number of shares outstanding:
       Basic                                              9,284                        97 (c)     9,381
       Diluted                                            9,284                        97 (c)     9,381

                             SPATIAL TECHNOLOGY INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998



(Amounts in thousands, except per share amounts)

                                                                                  PRO FORMA     PRO FORMA
                                                        SPATIAL        SVEN      ADJUSTMENTS     SPATIAL
                                                        --------     --------    -----------    ---------
Revenue:
       License fees                                     $  6,253     $    147      $     --      $  6,400
       Royalties                                           3,922           --            --         3,922
       Services                                            4,175           --            --         4,175
                                                        --------     --------      --------      --------
             Total revenue                                14,350          147            --        14,497
                                                        --------     --------      --------      --------

Cost of sales
       License fees                                          461           64            72 (a)       597
       Royalties                                              39           --            --            39
       Services                                              264           --            --           264
                                                        --------     --------      --------      --------
             Total cost of sales                             764           64            72           900
                                                        --------     --------      --------      --------

Gross profit                                              13,586           83           (72)       13,597
                                                        --------     --------      --------      --------

Operating expenses
       Sales and marketing                                 5,213          105            --         5,318
       Research and development                            5,678          309            --         5,987
       General and administrative                          2,416          110            --         2,526
       Acquired in-process research and development           --           --           500 (b)       500
                                                        --------     --------      --------      --------
             Total operating expenses                     13,307          524           500        14,331
                                                        --------     --------      --------      --------

             Earnings (loss) from operations                 279         (441)         (572)         (734)
Other income (expense)                                       238          (21)           --           217
                                                        --------     --------      --------      --------
             Earnings (loss) before income taxes             517         (462)         (572)         (517)
Income taxes                                                 316            1            --           317
                                                        --------     --------      --------      --------
             Net earnings (loss)                        $    201     $   (463)     $   (572)     $   (834)
                                                        ========     ========      ========      ========

Earnings (loss) per common share:
       Basic                                               $0.02                                   ($0.09)
       Diluted                                             $0.02                                   ($0.09)

Weighted average number of shares outstanding:
       Basic                                               9,199                         97 (c)     9,296
       Diluted                                             9,307                         97 (c)     9,404

                             SPATIAL TECHNOLOGY INC

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1998 AND SIX MONTHS ENDED JUNE 30, 1999

(a) Adjustment to reflect the additional amortization of intangible assets from the Sven acquisition. The acquisition of certain assets and liabilities of Sven resulted in approximately $508,000 of intangible assets, which are being amortized over their estimated useful lives of seven years.

(b) Adjustment to reflect a $500,000 charge for acquired in-process research and development expense pursuant to the acquisition of Sven.

(c) Adjustment to reflect shares of common stock issued in connection with the acquisition of Sven.

(c)      Exhibits

         Exhibit           Description
         Number            of Document
         -------           -----------

         23.1              Consent of Hood & Strong LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPATIAL TECHNOLOGY INC.

Date:    September 13, 1999                          /s/ TODD S. LONDA
                                            -----------------------------------
                                            Todd S. Londa
                                            Vice President, Administration and
                                            Corporate Controller

                                 EXHIBIT INDEX



         Exhibit           Description
         Number            of Document
         -------           -----------

         23.1              Consent of Hood & Strong LLP